Exhibit 99.1

TD SYNNEX Reports Record Fiscal 2025 Third Quarter Results
•Revenue of $15.7 billion, an increase of 6.6% year over year and above the high end of our outlook. On a constant currency(1) basis, revenue increased by 4.4% year over year.
•Non-GAAP gross billings(1) of $22.7 billion, an increase of 12.1% year over year and above the high end of our outlook. On a constant currency(1) basis, non-GAAP gross billings(1) increased by 10.1% year over year.
•Diluted earnings per share (“EPS”) of $2.74 and non-GAAP diluted EPS(1) of $3.58, above the high end of our outlook.
•Cash provided by operations of $246 million and free cash flow(1) of $214 million.
•Returned $210 million to stockholders in the form of $174 million of share repurchases and $36 million in dividends.
•Announced a quarterly cash dividend of $0.44 per common share, up 10% year over year.
“Our third quarter non-GAAP gross billings and diluted earnings per share established new records for our company” said Patrick Zammit, CEO of TD SYNNEX. “Our performance is a clear result of our teams’ strong execution, a differentiated go-to-market strategy, and a global, end-to-end portfolio of products and services that is unrivaled.”

FREMONT, CA and CLEARWATER, FL, September 25, 2025 – TD SYNNEX (NYSE: SNX) today announced financial results for the fiscal third quarter ended August 31, 2025.
Consolidated Financial Highlights for the Fiscal 2025 Third Quarter:

GAAP
($ in millions, except earnings per share)
	Q3 FY25	Q3 FY24	Net Change from Q3 FY24
Revenue	$15,650.9	$14,684.7	6.6%
Gross profit	$1,129.9	$961.0	17.6%
Gross margin	7.22%	6.54%	68 bps
Operating income	$383.7	$302.9	26.7%
Operating margin	2.45%	2.06%	39 bps
Net income	$226.8	$178.6	27.0%
Diluted EPS	$2.74	$2.08	31.7%

Non-GAAP
($ in millions, except earnings per share)
	Q3 FY25	Q3 FY24	Net Change from Q3 FY24
Gross billings(1)	$22,731.2	$20,282.5	12.1%
Gross to net %(1)	(31.1)%	(27.6)%	(350) bps
Revenue	$15,650.9	$14,684.7	6.6%
Gross profit	$1,129.9	$961.0	17.6%
Gross margin	7.22%	6.54%	68 bps
Operating income(1)	$474.9	$392.9	20.9%
Operating margin(1)	3.03%	2.68%	35 bps
Net income(1)	$296.2	$245.4	20.7%
Diluted EPS(1)	$3.58	$2.86	25.2%

Consolidated Fiscal 2025 Third Quarter versus Fiscal 2024 Third Quarter Highlights
•Revenue was $15.7 billion, compared to $14.7 billion, representing an increase of 6.6% and above the high end of our outlook. On a constant currency(1) basis, revenue increased by 4.4%, driven by growth in both our Advanced Solutions and Endpoint Solutions portfolios. A greater percentage of our sales were presented on a net basis due to the mix of products sold, which negatively impacted our revenue compared to the prior fiscal third quarter by approximately 5%.
•Non-GAAP gross billings(1) were $22.7 billion, compared to $20.3 billion, representing an increase of 12.1% and above the high end of our outlook. On a constant currency(1) basis, non-GAAP gross billings(1) increased by 10.1%.
•Gross profit was $1.1 billion, compared to $961 million.
•Gross margin was 7.2%, compared to 6.5%. The presentation of additional revenues on a net basis due to the mix of products sold positively impacted our gross margin by approximately 35 basis points.
•Operating income was $384 million, compared to $303 million. Non-GAAP operating income(1) was $475 million, compared to $393 million.
•Operating margin was 2.5%, compared to 2.1%. Non-GAAP operating margin(1) was 3.0%, compared to 2.7%.
•Diluted EPS was $2.74, compared to $2.08. Non-GAAP diluted EPS(1) was $3.58, compared to $2.86.
•Cash provided by operations of $246 million, compared to $386 million, and free cash flow(1) of $214 million, compared to $339 million.
•We returned $210 million to stockholders in the form of share repurchases and dividends, compared to $91 million.
Regional Fiscal 2025 Third Quarter versus Fiscal 2024 Third Quarter Highlights
•Americas:
◦Revenue was $9.3 billion, compared to $9.1 billion, representing an increase of 2.0%. On a constant currency(1) basis, revenue also increased by 2.0%. A greater percentage of our sales were presented on a net basis due to the mix of products sold, which negatively impacted our revenue compared to the prior fiscal third quarter by approximately 7%.
◦Non-GAAP gross billings(1) were $14.2 billion, compared to $13.0 billion, representing an increase of 9.0%. On a constant currency(1) basis, non-GAAP gross billings(1) also increased by 9.0%.
◦Operating income was $284 million, compared to $221 million. Non-GAAP operating income(1) was $336 million, compared to $272 million.
◦Operating margin was 3.1%, compared to 2.4%. Non-GAAP operating margin(1) was 3.6%, compared to 3.0%.
•Europe:
◦Revenue was $5.2 billion, compared to $4.6 billion, representing an increase of 12.7%. On a constant currency(1) basis, revenue increased by 6.0%. A greater percentage of our sales were presented on a net basis due to the mix of products sold, which negatively impacted our revenue compared to the prior fiscal third quarter by approximately 2%.
◦Non-GAAP gross billings(1) were $6.9 billion, compared to $6.0 billion, representing an increase of 14.9%. On a constant currency(1) basis, non-GAAP gross billings(1) increased by 8.4%.
◦Operating income was $70 million, compared to $57 million. Non-GAAP operating income(1) was $107 million, compared to $94 million.
◦Operating margin was 1.4%, compared to 1.3%. Non-GAAP operating margin(1) was 2.1% in both periods.
•Asia-Pacific and Japan (“APJ”):
◦Revenue was $1.2 billion, compared to $1.0 billion, representing an increase of 20.4%. On a constant currency(1) basis, revenue increased by 19.2%. A greater percentage of our sales were presented on a net basis due to the mix of products sold, which negatively impacted our revenue compared to the prior fiscal third quarter by approximately 9%.

◦Non-GAAP gross billings(1) were $1.7 billion, compared to $1.3 billion, representing an increase of 29.7%. On a constant currency(1) basis, non-GAAP gross billings(1) increased by 28.7%.
◦Operating income was $30 million, compared to $25 million. Non-GAAP operating income(1) was $31 million, compared to $27 million.
◦Operating margin was 2.5% in both periods. Non-GAAP operating margin(1) was 2.6%, compared to 2.7%.
Fiscal 2025 Fourth Quarter Outlook
The following statements are based on TD SYNNEX’s current expectations for the fiscal 2025 fourth quarter. These statements are forward-looking and actual results may differ materially. Non-GAAP gross billings(1) include the impact of costs incurred and netted against revenue related to sales of third-party supplier service contracts, software as a service arrangements and certain fulfillment contracts, and the remaining non-GAAP financial measures exclude the impact of acquisition, integration and restructuring costs, amortization of intangible assets, share-based compensation, and the related tax effects thereon.

Q4 2025 Outlook
Revenue	$16.5 - $17.3 billion
Non-GAAP gross billings(1)	$23.0 - $24.0 billion
Net income	$204 - $245 million
Non-GAAP net income(1)	$281 - $322 million
Diluted earnings per share	$2.50 - $3.00
Non-GAAP diluted earnings per share(1)	$3.45 - $3.95
Estimated outstanding diluted weighted average shares	80.7 million
Dividend
TD SYNNEX announced today that its Board of Directors declared a quarterly cash dividend of $0.44 per common share. The dividend is payable on October 31, 2025 to stockholders of record as of the close of business on October 17, 2025.
Conference Call and Webcast
TD SYNNEX will host a conference call today to discuss the 2025 fiscal third quarter results at 6:00 AM (PT)/9:00 AM (ET).
A live audio webcast of the earnings call will be accessible at ir.tdsynnex.com and a replay of the webcast will be available following the call.
About TD SYNNEX
TD SYNNEX (NYSE: SNX) is a leading global distributor and solutions aggregator for the IT ecosystem. We are an innovative partner helping more than 150,000 customers in 100+ countries to maximize the value of technology investments, demonstrate business outcomes and unlock growth opportunities. Headquartered in Clearwater, Florida and Fremont, California, TD SYNNEX’s 23,000 co-workers are dedicated to uniting compelling IT products, services and solutions from approximately 2,500 best-in-class technology vendors. Our edge-to-cloud portfolio is anchored in some of the highest-growth technology segments including cloud, cybersecurity, big data/analytics, AI, IoT, mobility and everything as a service.
TD SYNNEX is committed to serving customers and communities, and we believe we can have a positive impact on our people and our planet, intentionally acting as a respected corporate citizen. We aspire to be a diverse and inclusive employer of choice for talent across the IT ecosystem. For more information, visit TDSYNNEX.com, follow our newsroom or find us on LinkedIn, Facebook and Instagram.

(1)Use of Non-GAAP Financial Information
In addition to the financial results presented in accordance with GAAP, TD SYNNEX uses and refers to:
•Non-GAAP gross billings, which are the amounts billed to the customer prior to any presentation adjustment under ASC Topic 606 for those arrangements where the Company does not act as the principal. Non-GAAP gross billings are a useful non-GAAP metric in understanding the volume of our business activity and serve as an important performance metric in internally managing our operations.
•Revenue and non-GAAP gross billings in constant currency, which adjusts for the translation effect of foreign currencies so that certain financial results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of our performance. Financial results adjusted for constant currency are calculated by translating current period activity using the comparable prior year periods’ currency conversion rate.
•“Gross to net %” refers to the percentage of adjustments made to non-GAAP gross billings for costs incurred and netted against revenue related to sales of third-party supplier service contracts, software as a service arrangements and certain fulfillment contracts.
•Adjusted selling, general and administrative expenses, which excludes acquisition, integration and restructuring costs, the amortization of intangible assets and share-based compensation expense. TD SYNNEX also uses adjusted selling, general and administrative expenses as a percentage of non-GAAP gross billings, which is a useful metric in considering our selling, general and administrative expenses without the impact of gross to net revenue adjustments to gross billings. Furthermore, TD SYNNEX uses adjusted selling, general and administrative expenses as a percentage of gross profit, which is a useful metric in considering the portion of gross profit retained after selling, general and administrative expenses.
•Non-GAAP operating income and non-GAAP operating margin, which exclude acquisition, integration and restructuring costs, the amortization of intangible assets and share-based compensation expense.
•Earnings before interest, taxes, depreciation and amortization (“EBITDA”), which excludes interest expense and finance charges, net, the provision for income taxes, depreciation, and amortization of intangibles. TD SYNNEX also uses adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) which excludes interest expense and finance charges, net, the provision for income taxes, depreciation, amortization of intangibles, other income (expense), net, acquisition, integration and restructuring costs, and share-based compensation expense.
•Non-GAAP net income and non-GAAP diluted earnings per share, which exclude acquisition, integration and restructuring costs, the amortization of intangible assets, share-based compensation expense, and the related tax effects thereon.
•Free cash flow, which is cash flow from operating activities reduced by purchases of property and equipment. TD SYNNEX uses free cash flow to conduct and evaluate its business because although it is similar to cash flows from operating activities, TD SYNNEX believes free cash flow is an additional useful measure of cash flows since purchases of property and equipment are a necessary component of ongoing operations. Free cash flow reflects an additional way of viewing TD SYNNEX’s liquidity that, when viewed with its GAAP results, provides a more complete understanding of factors and trends affecting its cash flows. Free cash flow has limitations as it does not represent the residual cash flow available for discretionary expenditures. For example, free cash flow does not incorporate payments for business acquisitions. Therefore, TD SYNNEX believes it is important to view free cash flow as a complement to its entire Consolidated Statements of Cash Flows.
•Trailing fiscal four quarters return on invested capital (“ROIC”), which is defined as the last four quarters’ tax effected operating income divided by the average of the last five quarterly balances of borrowings and equity, net of cash. Adjusted ROIC is calculated by excluding the tax effected impact of non-GAAP adjustments from operating income and by excluding the cumulative tax effected impact of current and prior period non-GAAP adjustments on equity.
In prior periods, TD SYNNEX has excluded other items relevant to those periods for purposes of its non-GAAP financial measures.

Acquisition, integration and restructuring costs, which are expensed as incurred, primarily represent professional services costs for legal, banking, consulting and advisory services, severance and other personnel-related costs, share-based compensation expense and debt extinguishment fees that are incurred in connection with acquisition, integration, restructuring, and divestiture activities. From time to time, this category may also include transaction-related gains/losses on divestitures/spin-off of businesses, costs related to long-lived assets including impairment charges and accelerated depreciation and amortization expense due to changes in asset useful lives, as well as various other costs associated with the acquisition or divestiture.
TD SYNNEX’s acquisition activities have resulted in the recognition of finite-lived intangible assets which consist primarily of customer relationships and vendor lists. Finite-lived intangible assets are amortized over their estimated useful lives and are tested for impairment when events indicate that the carrying value may not be recoverable. The amortization of intangible assets is reflected in the Company’s Statements of Operations. Although intangible assets contribute to the Company’s revenue generation, the amortization of intangible assets does not directly relate to the sale of the Company’s products. Additionally, intangible asset amortization expense typically fluctuates based on the size and timing of the Company’s acquisition activity. Accordingly, the Company believes excluding the amortization of intangible assets, along with the other non-GAAP adjustments, which neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance, enhances the Company’s and investors’ ability to compare the Company’s past financial performance with its current performance and to analyze underlying business performance and trends. Intangible asset amortization excluded from the related non-GAAP financial measure represents the entire amount recorded within the Company’s GAAP financial statements, and the revenue generated by the associated intangible assets has not been excluded from the related non-GAAP financial measure. Intangible asset amortization is excluded from the related non-GAAP financial measure because the amortization, unlike the related revenue, is not affected by operations of any particular period unless an intangible asset becomes impaired or the estimated useful life of an intangible asset is revised.
Share-based compensation expense is a non-cash expense arising from the grant of equity awards to employees and non-employee members of the Company’s Board of Directors based on the estimated fair value of those awards. Although share-based compensation is an important aspect of the compensation of our employees, the fair value of the share-based awards may bear little resemblance to the actual value realized upon the vesting or future exercise of the related share-based awards and the expense can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants in connection with acquisitions. Given the variety and timing of awards and the subjective assumptions that are necessary when calculating share-based compensation expense, TD SYNNEX believes this additional information allows investors to make additional comparisons between our operating results from period to period.
TD SYNNEX management uses non-GAAP financial measures internally to understand, manage and evaluate the business, to establish operational goals, and in some cases for measuring performance for compensation purposes. These non-GAAP measures are intended to provide investors with an understanding of TD SYNNEX’s operational results and trends that more readily enable investors to analyze TD SYNNEX’s base financial and operating performance and to facilitate period-to-period comparisons and analysis of operational trends, as well as for planning and forecasting in future periods. Management believes these non-GAAP financial measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making. As these non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures, and should be read only in conjunction with TD SYNNEX’s Consolidated Financial Statements prepared in accordance with GAAP. A reconciliation of TD SYNNEX’s GAAP to non-GAAP financial information is set forth in the supplemental tables at the end of this press release.

Safe Harbor Statement
Statements in this news release regarding TD SYNNEX that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from TD SYNNEX expectations as a result of a variety of factors. These forward-looking statements may be identified by terms such as believe, foresee, expect, may, will, provide, could and should and the negative of these terms or other similar expressions. These forward-looking statements include, but are not limited to, statements about our strategy, demand, plans and positioning, capital allocation, as well as guidance related to the fourth quarter of 2025. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which TD SYNNEX is unable to predict or control, that may cause TD SYNNEX actual results, performance, or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements.
These risks and uncertainties include, but are not limited to: the unfavorable outcome of any legal proceedings that have been or may be instituted against us; the ability to retain key personnel; general economic and political conditions; weakness in information technology spending; seasonality; risks related to the buying patterns of our customers, concentration of sales to large customers; the loss or consolidation of one or more of our significant original equipment manufacturer, or OEM, suppliers or customers; market acceptance and product life of the products we assemble and distribute; competitive conditions in our industry and their impact on our margins; pricing, margin and other terms with our OEM suppliers; our ability to gain market share; variations in supplier-sponsored programs; changes in our costs and operating expenses; the timing and amount of returns to our stockholders via repurchases of our common stock and dividends; changes in foreign currency exchange rates and interest rates; increased inflation; uncertainty over global trade policies and the impacts of related tariffs; dependence upon and trends in capital spending budgets in the IT industry; changes in tax laws; risks associated with our international operations; uncertainties and variability in demand by our reseller and integration customers; supply shortages or delays; any termination or reduction in our supplier finance programs; credit exposure to our reseller customers and negative trends in their businesses; any incidents of theft; the declaration, timing and payment of dividends, and the Board’s reassessment thereof; and other risks and uncertainties detailed in our Form 10-K for the fiscal year ended November 30, 2024 and subsequent SEC filings. Statements included in this press release are based upon information known to TD SYNNEX as of the date of this release, and TD SYNNEX assumes no obligation to update information contained in this press release unless otherwise required by law.
Copyright 2025 TD SYNNEX CORPORATION. All rights reserved. TD SYNNEX, the TD SYNNEX Logo, and all other TD SYNNEX company, product and services names and slogans are trademarks or registered trademarks of TD SYNNEX Corporation. Other names and marks are the property of their respective owners.

Contacts:
David Jordan	Bobby Eagle
Investor Relations	Global Corporate Communications
510-668-8436	727-538-5864
IR@tdsynnex.com	bobby.eagle@tdsynnex.com

TD SYNNEX Corporation
Consolidated Balance Sheets
(Currency and share amounts in thousands, except par value)
(Amounts may not add or compute due to rounding)
(Unaudited)

	August 31, 2025	November 30, 2024
ASSETS
Current assets:
Cash and cash equivalents	$874,350	$1,059,378
Accounts receivable, net	10,925,068	10,341,625
Receivables from vendors, net	843,648	958,105
Inventories	9,137,505	8,287,048
Other current assets	797,343	678,540
Total current assets	22,577,914	21,324,696
Property and equipment, net	489,256	457,024
Goodwill	4,103,604	3,895,077
Intangible assets, net	3,888,134	3,912,267
Other assets, net	624,294	685,415
Total assets	$31,683,202	$30,274,479

LIABILITIES AND EQUITY
Current liabilities:
Borrowings, current	$1,194,794	$171,092
Accounts payable	15,651,286	15,084,107
Other accrued liabilities	2,034,654	1,966,036
Total current liabilities	18,880,734	17,221,235
Long-term borrowings	3,044,048	3,736,399
Other long-term liabilities	463,900	468,648
Deferred tax liabilities	840,719	812,763
Total liabilities	23,229,401	22,239,045
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.001 par value, 200,000 shares authorized, 99,012 shares issued as of both August 31, 2025 and November 30, 2024	99	99
Additional paid-in capital	7,457,713	7,437,688
Treasury stock, 18,146 and 15,289 shares as of August 31, 2025 and November 30, 2024, respectively	(1,895,564)	(1,513,017)
Accumulated other comprehensive loss	(333,063)	(645,117)
Retained earnings	3,224,616	2,755,781
Total stockholders' equity	8,453,801	8,035,434
Total liabilities and equity	$31,683,202	$30,274,479

TD SYNNEX Corporation
Consolidated Statements of Operations
(Currency and share amounts in thousands, except per share amounts)
(Amounts may not add or compute due to rounding)
(Unaudited)

	Three Months Ended		Nine Months Ended
	August 31, 2025	August 31, 2024	August 31, 2025	August 31, 2024
Revenue	$15,650,924	$14,684,712	$45,128,946	$42,607,873
Cost of revenue	(14,521,071)	(13,723,664)	(41,954,714)	(39,667,512)
Gross profit	1,129,853	961,048	3,174,232	2,940,361
Selling, general and administrative expenses	(743,892)	(657,513)	(2,153,947)	(2,000,772)
Acquisition, integration and restructuring costs	(2,304)	(656)	(4,030)	(70,190)
Operating income	383,657	302,879	1,016,255	869,399
Interest expense and finance charges, net	(91,188)	(80,447)	(269,050)	(233,039)
Other income (expense), net	792	(1,518)	(983)	(7,493)
Income before income taxes	293,261	220,914	746,222	628,867
Provision for income taxes	(66,466)	(42,358)	(166,969)	(134,578)
Net income	$226,795	$178,556	$579,253	$494,289
Earnings per common share:
Basic	$2.76	$2.09	$6.95	$5.70
Diluted	$2.74	$2.08	$6.92	$5.67
Weighted-average common shares outstanding:
Basic	81,561	84,510	82,593	85,937
Diluted	81,901	84,937	82,928	86,323

TD SYNNEX Corporation
Consolidated Statements of Cash Flows
(Currency amounts in thousands)
(Amounts may not add or compute due to rounding)
(Unaudited)

	Three Months Ended		Nine Months Ended
	August 31, 2025	August 31, 2024	August 31, 2025	August 31, 2024
Cash flows from operating activities:
Net income	$226,795	$178,556	$579,253	$494,289
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	105,836	98,188	309,141	305,094
Share-based compensation	12,427	16,176	46,238	47,096
Provision for doubtful accounts	10,765	(2,882)	21,707	2,040
Other	(2,237)	3,288	3,715	8,927
Changes in operating assets and liabilities, net of acquisition of businesses:
Accounts receivable, net	(726,435)	(1,077,560)	(266,185)	307,690
Receivables from vendors, net	150,350	(24,769)	143,309	104,152
Inventories	(439,862)	(513,341)	(654,499)	(488,505)
Accounts payable	1,005,984	1,610,170	135,837	464,199
Other operating assets and liabilities	(97,482)	97,956	(247,190)	(589,199)
Net cash provided by operating activities	246,141	385,782	71,326	655,783
Cash flows from investing activities:
Purchases of property and equipment	(32,221)	(47,142)	(103,989)	(126,052)
Acquisition of businesses, net of cash acquired	(72,994)	(6,184)	(77,453)	(32,422)
Settlement of net investment hedges	(347)	(14,840)	(347)	(14,840)
Other	(117)	(12,610)	5,032	(8,259)
Net cash used in investing activities	(105,679)	(80,776)	(176,757)	(181,573)
Cash flows from financing activities:
Dividends paid	(36,300)	(34,212)	(110,418)	(104,055)
Proceeds from reissuance of treasury stock	14,852	5,533	27,365	11,040
Repurchases of common stock	(173,801)	(56,506)	(423,129)	(509,881)
Repurchases of common stock for tax withholdings on equity awards	(508)	(1,441)	(9,340)	(7,728)
Net borrowings on revolving credit loans	136,391	150,722	345,099	105,289
Principal payments on long-term debt	—	(700,894)	(15,541)	(1,485,608)
Borrowings on long-term debt	—	—	—	1,349,376
Cash paid for debt issuance costs	—	(1,154)	—	(13,869)
Net cash used in financing activities	(59,366)	(637,952)	(185,964)	(655,436)
Effect of exchange rate changes on cash and cash equivalents	26,155	13,221	106,367	1,373
Net increase (decrease) in cash and cash equivalents	107,251	(319,725)	(185,028)	(179,853)
Cash and cash equivalents at beginning of period	767,099	1,173,648	1,059,378	1,033,776
Cash and cash equivalents at end of period	$874,350	$853,923	$874,350	$853,923

TD SYNNEX Corporation
Regional Financial Highlights - Fiscal 2025 Third Quarter
(Currency in millions)
(Amounts may not add or compute due to rounding)

	Q3 FY25	Q3 FY24	Net Change from Q3 FY24
Americas
Revenue	$9,267.9	$9,090.0	2.0%
Non-GAAP gross billings(1)	$14,200.7	$13,025.9	9.0%
Operating income	$283.6	$220.9	28.4%
Non-GAAP operating income(1)	$336.1	$272.3	23.4%
Operating margin	3.06%	2.43%	63 bps
Non-GAAP operating margin(1)	3.63%	3.00%	63 bps

Europe
Revenue	$5,174.8	$4,591.2	12.7%
Non-GAAP gross billings(1)	$6,863.5	$5,971.2	14.9%
Operating income	$70.4	$57.4	22.6%
Non-GAAP operating income(1)	$107.3	$94.0	14.2%
Operating margin	1.36%	1.25%	11 bps
Non-GAAP operating margin(1)	2.07%	2.05%	2 bps

APJ
Revenue	$1,208.2	$1,003.5	20.4%
Non-GAAP gross billings(1)	$1,667.0	$1,285.4	29.7%
Operating income	$29.6	$24.6	20.5%
Non-GAAP operating income(1)	$31.5	$26.6	18.5%
Operating margin	2.45%	2.45%	0 bps
Non-GAAP operating margin(1)	2.60%	2.65%	(5) bps
(1) A reconciliation of TD SYNNEX’s GAAP to non-GAAP financial information is set forth in the supplemental tables at the end of this press release.

TD SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(Currency in thousands)
(Amounts may not add or compute due to rounding)

	Three Months Ended		Nine Months Ended
	August 31, 2025	August 31, 2024	August 31, 2025	August 31, 2024
Revenue in constant currency
Consolidated
Revenue	$15,650,924	$14,684,712	$45,128,946	$42,607,873
Impact of changes in foreign currencies	(315,675)	—	(146,552)	—
Revenue in constant currency	$15,335,249	$14,684,712	$44,982,394	$42,607,873

Americas
Revenue	$9,267,939	$9,090,011	$26,666,472	$25,550,680
Impact of changes in foreign currencies	2,093	—	106,517	—
Revenue in constant currency	$9,270,032	$9,090,011	$26,772,989	$25,550,680

Europe
Revenue	$5,174,835	$4,591,161	$15,202,597	$14,135,188
Impact of changes in foreign currencies	(306,316)	—	(249,899)	—
Revenue in constant currency	$4,868,519	$4,591,161	$14,952,698	$14,135,188

APJ
Revenue	$1,208,150	$1,003,540	$3,259,877	$2,922,005
Impact of changes in foreign currencies	(11,452)	—	(3,170)	—
Revenue in constant currency	$1,196,698	$1,003,540	$3,256,707	$2,922,005

TD SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(Currency in thousands)
(Amounts may not add or compute due to rounding)

	Three Months Ended		Nine Months Ended
	August 31, 2025	August 31, 2024	August 31, 2025	August 31, 2024
Non-GAAP gross billings
Consolidated
Revenue	$15,650,924	$14,684,712	$45,128,946	$42,607,873
Costs incurred and netted against revenue related to sales of third-party supplier service contracts, software as a service arrangements and certain fulfillment contracts	7,080,243	5,597,768	19,967,947	16,245,949
Non-GAAP gross billings	$22,731,167	$20,282,480	$65,096,893	$58,853,822
Impact of changes in foreign currencies	(401,400)	—	(173,759)	—
Non-GAAP gross billings in constant currency	$22,329,767	$20,282,480	$64,923,134	$58,853,822

Americas
Revenue	$9,267,939	$9,090,011	$26,666,472	$25,550,680
Costs incurred and netted against revenue related to sales of third-party supplier service contracts, software as a service arrangements and certain fulfillment contracts	4,932,726	3,935,887	13,325,641	11,228,761
Non-GAAP gross billings	$14,200,665	$13,025,898	$39,992,113	$36,779,441
Impact of changes in foreign currencies	3,069	—	167,881	—
Non-GAAP gross billings in constant currency	$14,203,734	$13,025,898	$40,159,994	$36,779,441

Europe
Revenue	$5,174,835	$4,591,161	$15,202,597	$14,135,188
Costs incurred and netted against revenue related to sales of third-party supplier service contracts, software as a service arrangements and certain fulfillment contracts	1,688,636	1,380,024	5,391,060	4,299,322
Non-GAAP gross billings	$6,863,471	$5,971,185	$20,593,657	$18,434,510
Impact of changes in foreign currencies	(392,330)	—	(342,387)	—
Non-GAAP gross billings in constant currency	$6,471,141	$5,971,185	$20,251,270	$18,434,510

APJ
Revenue	$1,208,150	$1,003,540	$3,259,877	$2,922,005
Costs incurred and netted against revenue related to sales of third-party supplier service contracts, software as a service arrangements and certain fulfillment contracts	458,881	281,857	1,251,246	717,866
Non-GAAP gross billings	$1,667,031	$1,285,397	$4,511,123	$3,639,871
Impact of changes in foreign currencies	(12,139)	—	747	—
Non-GAAP gross billings in constant currency	$1,654,892	$1,285,397	$4,511,870	$3,639,871

TD SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(Currency in thousands)
(Amounts may not add or compute due to rounding)

	Three Months Ended		Nine Months Ended
	August 31, 2025	August 31, 2024	August 31, 2025	August 31, 2024
Adjusted selling, general and administrative expenses
Revenue	$15,650,924	$14,684,712	$45,128,946	$42,607,873
Costs incurred and netted against revenue related to sales of third-party supplier service contracts, software as a service arrangements and certain fulfillment contracts	7,080,243	5,597,768	19,967,947	16,245,949
Non-GAAP gross billings	$22,731,167	$20,282,480	$65,096,893	$58,853,822

Gross profit	$1,129,853	$961,048	$3,174,232	$2,940,361

Selling, general and administrative expenses(1)	$743,892	$657,513	$2,153,947	$2,000,772
Amortization of intangibles	(76,541)	(73,173)	(221,230)	(218,809)
Share-based compensation	(12,427)	(16,176)	(46,238)	(47,096)
Adjusted selling, general and administrative expenses	$654,924	$568,164	$1,886,479	$1,734,867

Selling, general and administrative expenses(1) as a percentage of revenue	4.75%	4.48%	4.77%	4.70%
Adjusted selling, general and administrative expenses as a percentage of non-GAAP gross billings	2.88%	2.80%	2.90%	2.95%
Selling, general and administrative expenses(1) as a percentage of gross profit	65.8%	68.4%	67.9%	68.0%
Adjusted selling, general and administrative expenses as a percentage of gross profit	58.0%	59.1%	59.4%	59.0%
(1) Excludes acquisition, integration and restructuring costs, which are presented separately on the Consolidated Statements of Operations.

TD SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(Currency in thousands)
(Amounts may not add or compute due to rounding)

	Three Months Ended		Nine Months Ended
	August 31, 2025	August 31, 2024	August 31, 2025	August 31, 2024
Non-GAAP operating income & non-GAAP operating margin - Consolidated
Revenue	$15,650,924	$14,684,712	$45,128,946	$42,607,873

Operating income	$383,657	$302,879	$1,016,255	$869,399
Acquisition, integration and restructuring costs	2,304	656	4,030	70,190
Amortization of intangibles	76,541	73,173	221,230	218,809
Share-based compensation	12,427	16,176	46,238	47,096
Non-GAAP operating income	$474,929	$392,884	$1,287,753	$1,205,494

Operating margin	2.45%	2.06%	2.25%	2.04%
Non-GAAP operating margin	3.03%	2.68%	2.85%	2.83%

	Three Months Ended		Nine Months Ended
	August 31, 2025	August 31, 2024	August 31, 2025	August 31, 2024
Non-GAAP operating income & non-GAAP operating margin - Americas
Revenue	$9,267,939	$9,090,011	$26,666,472	$25,550,680

Operating income	$283,647	$220,900	$730,015	$589,866
Acquisition, integration and restructuring costs	1,526	259	1,908	53,026
Amortization of intangibles	42,429	41,459	123,334	124,430
Share-based compensation	8,512	9,703	30,296	30,426
Non-GAAP operating income	$336,114	$272,321	$885,553	$797,748

Operating margin	3.06%	2.43%	2.74%	2.31%
Non-GAAP operating margin	3.63%	3.00%	3.32%	3.12%

	Three Months Ended		Nine Months Ended
	August 31, 2025	August 31, 2024	August 31, 2025	August 31, 2024
Non-GAAP operating income & non-GAAP operating margin - Europe
Revenue	$5,174,835	$4,591,161	$15,202,597	$14,135,188

Operating income	$70,419	$57,415	$206,623	$200,100
Acquisition, integration and restructuring costs	375	224	1,500	16,225
Amortization of intangibles	33,299	30,896	95,476	92,319
Share-based compensation	3,251	5,459	13,110	14,033
Non-GAAP operating income	$107,344	$93,994	$316,709	$322,677

Operating margin	1.36%	1.25%	1.36%	1.42%
Non-GAAP operating margin	2.07%	2.05%	2.08%	2.28%

TD SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(Currency in thousands)
(Amounts may not add or compute due to rounding)

	Three Months Ended		Nine Months Ended
	August 31, 2025	August 31, 2024	August 31, 2025	August 31, 2024
Non-GAAP operating income & non-GAAP operating margin - APJ
Revenue	$1,208,150	$1,003,540	$3,259,877	$2,922,005

Operating income	$29,591	$24,564	$79,617	$79,433
Acquisition, integration and restructuring costs	403	173	622	939
Amortization of intangibles	813	818	2,420	2,060
Share-based compensation	664	1,014	2,832	2,637
Non-GAAP operating income	$31,471	$26,569	$85,491	$85,069

Operating margin	2.45%	2.45%	2.44%	2.72%
Non-GAAP operating margin	2.60%	2.65%	2.62%	2.91%

	Three Months Ended		Nine Months Ended
	August 31, 2025	August 31, 2024	August 31, 2025	August 31, 2024
EBITDA & adjusted EBITDA
Net income	$226,795	$178,556	$579,253	$494,289
Interest expense and finance charges, net	91,188	80,447	269,050	233,039
Provision for income taxes	66,466	42,358	166,969	134,578
Depreciation(1)	29,295	25,015	87,911	86,285
Amortization of intangibles	76,541	73,173	221,230	218,809
EBITDA	$490,285	$399,549	$1,324,413	$1,167,000
Other (income) expense, net	(792)	1,518	983	7,493
Acquisition, integration and restructuring costs	2,304	656	4,030	64,704
Share-based compensation	12,427	16,176	46,238	47,096
Adjusted EBITDA	$504,224	$417,899	$1,375,664	$1,286,293
(1) Includes depreciation recorded in acquisition, integration, and restructuring costs.

TD SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(Currency in thousands, except per share amounts)
(Amounts may not add or compute due to rounding)

	Three Months Ended		Nine Months Ended
	August 31, 2025	August 31, 2024	August 31, 2025	August 31, 2024
Non-GAAP net income & non-GAAP diluted EPS(1)
Net income	$226,795	$178,556	$579,253	$494,289
Acquisition, integration and restructuring costs	2,304	656	4,030	70,190
Amortization of intangibles	76,541	73,173	221,230	218,809
Share-based compensation	12,427	16,176	46,238	47,096
Income taxes related to the above	(21,823)	(23,122)	(66,619)	(81,861)
Non-GAAP net income	$296,244	$245,439	$784,132	$748,523

Diluted EPS(1)	$2.74	$2.08	$6.92	$5.67
Acquisition, integration and restructuring costs	0.03	0.01	0.05	0.81
Amortization of intangibles	0.92	0.85	2.65	2.51
Share-based compensation	0.15	0.19	0.55	0.54
Income taxes related to the above	(0.26)	(0.27)	(0.80)	(0.94)
Non-GAAP Diluted EPS(1)	$3.58	$2.86	$9.37	$8.59
(1) Diluted EPS is calculated using the two-class method. Unvested restricted stock awards granted to employees are considered participating securities. For purposes of calculating Diluted EPS, net income allocated to participating securities was approximately 0.9% of net income for all periods presented.

TD SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(Amounts may not add or compute due to rounding)

	Three Months Ended		Nine Months Ended
(Currency in thousands)	August 31, 2025	August 31, 2024	August 31, 2025	August 31, 2024
Free cash flow
Net cash provided by operating activities	$246,141	$385,782	$71,326	$655,783
Purchases of property and equipment	(32,221)	(47,142)	(103,989)	(126,052)
Free cash flow	$213,920	$338,640	$(32,663)	$529,731

	Forecast
	Three Months Ending
(Currency in millions, except per share amounts)	November 30, 2025
Non-GAAP net income and non-GAAP Diluted EPS	Low	High
Net income	$204	$245
Amortization of intangibles	75	75
Share-based compensation	25	25
Income taxes related to the above	(23)	(23)
Non-GAAP net income	$281	$322

Diluted EPS(1)	$2.50	$3.00
Amortization of intangibles	0.92	0.92
Share-based compensation	0.31	0.31
Income taxes related to the above	(0.28)	(0.28)
Non-GAAP Diluted EPS(1)	$3.45	$3.95
(1) Diluted EPS is calculated using the two-class method. Unvested restricted stock awards granted to employees are considered participating securities. Net income allocable to participating securities is estimated to be approximately 0.9% of the forecast net income for the three months ending November 30, 2025.

	Forecast
	Three Months Ending
(Currency in billions)	November 30, 2025
Non-GAAP gross billings	Low	High
Revenue	$16.5	$17.3
Costs incurred and netted against revenue related to sales of third-party supplier service contracts, software as a service arrangements and certain fulfillment contracts	6.5	6.7
Non-GAAP gross billings	$23.0	$24.0

TD SYNNEX Corporation
Calculation of Financial Metrics
Return on Invested Capital (“ROIC”)
(Currency in thousands)
(Amounts may not add or compute due to rounding)

	August 31, 2025	August 31, 2024
ROIC
Operating income (trailing fiscal four quarters)	$1,341,067	$1,156,153
Income taxes on operating income(1)	(285,333)	(234,970)
Operating income after taxes	$1,055,734	$921,183

Total invested capital comprising equity and borrowings, less cash (last five quarters average)	$11,515,934	$11,249,490

ROIC	9.2%	8.2%

Adjusted ROIC
Non-GAAP operating income (trailing fiscal four quarters)	$1,709,289	$1,632,073
Income taxes on non-GAAP operating income(1)	(384,587)	(365,354)
Non-GAAP operating income after taxes	$1,324,702	$1,266,719

Total invested capital comprising equity and borrowings, less cash (last five quarters average)	$11,515,934	$11,249,490
Tax effected impact of cumulative non-GAAP adjustments (last five quarters average)	1,671,048	1,367,426
Total non-GAAP invested capital (last five quarters average)	$13,186,982	$12,616,916

Adjusted ROIC	10.0%	10.0%
(1) Income taxes on GAAP operating income was calculated using the effective year-to-date tax rates during the respective periods. Income taxes on non-GAAP operating income was calculated by excluding the tax effect of taxable and deductible non-GAAP adjustments using the effective year-to-date tax rate during the respective periods.

TD SYNNEX Corporation
Calculation of Financial Metrics
Cash Conversion Cycle
(Currency in thousands)
(Amounts may not add or compute due to rounding)

		Three Months Ended
		August 31, 2025	August 31, 2024
Days sales outstanding
Revenue	(a)	$15,650,924	$14,684,712
Accounts receivable, net	(b)	10,925,068	10,032,404
Days sales outstanding	(c) = ((b)/(a))*the number of days during the period	64	63

Days inventory outstanding
Cost of revenue	(d)	$14,521,071	$13,723,664
Inventories	(e)	9,137,505	7,674,438
Days inventory outstanding	(f) = ((e)/(d))*the number of days during the period	58	51

Days payable outstanding
Cost of revenue	(g)	$14,521,071	$13,723,664
Accounts payable	(h)	15,651,286	13,873,238
Days payable outstanding	(i) = ((h)/(g))*the number of days during the period	99	93

Cash conversion cycle	(j) = (c)+(f)-(i)	23	21